Exhibit 99.1

Itron Announces Third Quarter 2022 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--November 3, 2022--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its third quarter ended Sept. 30, 2022. Key results for the quarter include (compared with the third quarter of 2021):

  Revenue of $421 million, compared with $487 million;
  Gross margin of 28.5%; compared with 27.7%;
  GAAP net income of $4 million, compared with a loss of $(2) million;
  GAAP diluted earnings per share (EPS) of $0.09, compared with a loss per share of $(0.04);
  Non-GAAP diluted EPS of $0.23, compared with $0.21;
  Adjusted EBITDA of $24 million, compared with $26 million;
  Free cash flow of $11 million, consistent with prior year; and
  Total backlog of $4.2 billion, compared with $3.4 billion.

"In the third quarter of 2022, we saw continued strong market demand and had another robust quarter of bookings, which pushed our total backlog to new record levels." said Tom Deitrich, Itron's president and chief executive officer. "However, semiconductor supply constraints continued to slow the conversion of backlog into revenue which limited our operating results."

Summary of Third Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue

Total third quarter revenue decreased 14% to $421 million, or 9%, excluding the impact of changes in foreign currency exchange rates. The decrease was primarily due to the strategic sale and exit of certain product lines in our Device Solutions business, along with the continued impact of component shortages on our Networked Solutions business limiting our ability to meet customer demand.

Device Solutions revenue declined 38%, Networked Solutions revenue decreased 2%, and Outcomes revenue decreased 5% primarily due to the continuing decline of our prepay business in EMEA.

Gross Margin

Consolidated company gross margin of 28.5% increased 80 basis points from the prior year, primarily due to favorable mix, partially offset by inefficiencies related to component shortages.

Operating Expenses and Operating Income (Loss)

GAAP operating expenses of $113 million decreased $18 million from the prior year primarily due to lower sales, general and administrative, and product development expenses. Non-GAAP operating expenses of $105 million decreased $13 million from the prior year primarily due to lower sales, general and administrative, and product development expenses.

GAAP operating income of $7 million was $3 million higher than the prior year primarily due to lower operating expenses, partially offset by lower gross profit. Non-GAAP operating income of $15 million was $2 million lower than prior year.

Net Income (Loss) and Earnings (Loss) per Share

Net income attributable to Itron, Inc. for the quarter was $4 million, or $0.09 per diluted share, compared with a loss of $(2) million, or $(0.04) per share in 2021. The increase was driven by higher GAAP operating income and lower interest and other expense.

Non-GAAP net income, which excludes certain charges including amortization of intangible assets, amortization of debt placement fees, debt extinguishment, restructuring, loss on sale of business, strategic initiatives, currency translation write-off, acquisition and integration, goodwill impairment, and the income tax effect of those adjustments, was $11 million, or $0.23 per diluted share, compared with $9 million, or $0.21 per diluted share, in 2021. The higher year-over-year results were primarily due to lower operating expenses and a lower effective tax rate.

Cash Flow

Net cash provided by operating activities was $15 million in the third quarter compared with $18 million in the same quarter of 2021. Free cash flow was $11 million in the third quarter consistent with prior year.

Other Measures

Total backlog was $4.2 billion and 12-month backlog was $1.6 billion, compared with $3.4 billion and $1.4 billion, respectively, in the prior year. Bookings in the quarter totaled $578 million.

Operational Insights and Q4 2022 Outlook

During the third quarter, we were hampered by unanticipated supplier decommitments, component deliveries below expectations, and the non-linear timing of key components arriving at our factories. While we were receiving more positive signals from suppliers, their deliveries did not meet the promised performance, resulting in lower-than-expected company results.

Recent discussions with key suppliers leave us cautiously optimistic about supply availability improving over time. However, we anticipate this volatile supply environment will continue in the fourth quarter. As a result, we are providing a Q4 2022 revenue and earnings outlook. Our expectations for the fourth quarter of 2022 are revenue in a range of $420 million to $460 million and non-GAAP EPS between $0.00 and $0.15.

Earnings Conference Call

Itron will host a conference call to discuss the financial results and guidance contained in this release at 10 a.m. EDT on Nov. 3, 2022. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and will be accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be made available at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through Nov. 8, 2022. To access the telephone replay, dial 888-203-1112 or 719-457-0820 and enter passcode 6390616.

About Itron

Itron® enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including, without limitation those resulting from extraordinary events or circumstances such as the COVID-19 pandemic and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our 2021 Annual Report and other reports on file with the Securities and Exchange Commission (SEC). We undertake no obligation to update or revise any forward-looking statement, whether written or oral.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, constant currency, and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Product revenues	$347,791	$410,947	$1,107,499	$1,265,470
Service revenues	73,069	76,002	220,574	230,465
Total revenues	420,860	486,949	1,328,073	1,495,935
Cost of revenues
Product cost of revenues	258,541	306,168	818,639	908,923
Service cost of revenues	42,257	45,818	128,043	135,130
Total cost of revenues	300,798	351,986	946,682	1,044,053
Gross profit	120,062	134,963	381,391	451,882

Operating expenses
Sales, general and administrative	63,446	71,838	212,724	221,974
Research and development	43,820	46,889	138,471	147,379
Amortization of intangible assets	6,413	8,944	19,451	26,914
Restructuring	(1,272)	958	(11,097)	(830)
Loss on sale of business	767	2,171	3,182	28,274
Goodwill impairment	—	—	38,480	—
Total operating expenses	113,174	130,800	401,211	423,711

Operating income (loss)	6,888	4,163	(19,820)	28,171
Other income (expense)
Interest income	801	352	1,367	1,326
Interest expense	(1,679)	(2,628)	(4,931)	(27,107)
Other income (expense), net	(1,065)	(1,761)	(3,140)	(16,684)
Total other income (expense)	(1,943)	(4,037)	(6,704)	(42,465)

Income (loss) before income taxes	4,945	126	(26,524)	(14,294)
Income tax provision	(473)	(1,136)	(4,973)	(5,581)
Net income (loss)	4,472	(1,010)	(31,497)	(19,875)
Net income attributable to noncontrolling interests	355	859	447	2,514
Net income (loss) attributable to Itron, Inc.	$4,117	$(1,869)	$(31,944)	$(22,389)

Net income (loss) per common share - Basic	$0.09	$(0.04)	$(0.71)	$(0.51)
Net income (loss) per common share - Diluted	$0.09	$(0.04)	$(0.71)	$(0.51)

Weighted average common shares outstanding - Basic	45,139	45,240	45,075	43,983
Weighted average common shares outstanding - Diluted	45,330	45,240	45,075	43,983

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Product revenues
Device Solutions	$92,893	$149,830	$334,212	$480,808
Networked Solutions	240,498	242,527	731,358	736,397
Outcomes	14,400	18,590	41,929	48,265
Total Company	$347,791	$410,947	$1,107,499	$1,265,470

Service revenues
Device Solutions	$1,110	$2,404	$4,166	$7,174
Networked Solutions	29,374	31,971	86,796	91,473
Outcomes	42,585	41,627	129,612	131,818
Total Company	$73,069	$76,002	$220,574	$230,465

Total revenues
Device Solutions	$94,003	$152,234	$338,378	$487,982
Networked Solutions	269,872	274,498	818,154	827,870
Outcomes	56,985	60,217	171,541	180,083
Total Company	$420,860	$486,949	$1,328,073	$1,495,935

Gross profit
Device Solutions	$14,805	$22,480	$50,489	$85,228
Networked Solutions	81,895	89,915	263,155	298,627
Outcomes	23,362	22,568	67,747	68,027
Total Company	$120,062	$134,963	$381,391	$451,882

Operating income (loss)
Device Solutions	$7,066	$12,095	$24,103	$53,784
Networked Solutions	54,640	61,150	177,929	205,071
Outcomes	11,339	11,774	28,789	34,647
Corporate unallocated	(66,157)	(80,856)	(250,641)	(265,331)
Total Company	$6,888	$4,163	$(19,820)	$28,171

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$215,413	$162,579
Accounts receivable, net	266,669	298,459
Inventories	203,612	165,799
Other current assets	122,948	123,092
Total current assets	808,642	749,929

Property, plant, and equipment, net	138,768	163,184
Deferred tax assets, net	188,728	181,472
Other long-term assets	44,433	42,178
Operating lease right-of-use assets, net	54,814	65,523
Intangible assets, net	70,346	92,529
Goodwill	1,011,051	1,098,975
Total assets	$2,316,782	$2,393,790

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$235,812	$193,129
Other current liabilities	46,555	81,253
Wages and benefits payable	77,613	113,532
Taxes payable	13,663	12,208
Current portion of warranty	17,943	18,406
Unearned revenue	110,531	82,816
Total current liabilities	502,117	501,344

Long-term debt, net	451,947	450,228
Long-term warranty	7,515	13,616
Pension benefit obligation	71,111	87,863
Deferred tax liabilities, net	1,723	2,000
Operating lease liabilities	47,147	57,314
Other long-term obligations	118,049	138,666
Total liabilities	1,199,609	1,251,031

Equity
Common stock	1,783,193	1,779,775
Accumulated other comprehensive loss, net	(141,821)	(148,098)
Accumulated deficit	(547,544)	(515,600)
Total Itron, Inc. shareholders' equity	1,093,828	1,116,077
Noncontrolling interests	23,345	26,682
Total equity	1,117,173	1,142,759
Total liabilities and equity	$2,316,782	$2,393,790

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(31,497)	$(19,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of intangible assets	50,612	64,252
Non-cash operating lease expense	12,250	12,962
Stock-based compensation	17,416	18,251
Amortization of prepaid debt fees	2,610	17,383
Deferred taxes, net	(6,428)	(5,170)
Loss on sale of business	3,182	28,274
Loss on extinguishment of debt, net	—	10,000
Goodwill impairment	38,480	—
Restructuring, non-cash	(879)	951
Other adjustments, net	2,148	3,720
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	12,270	40,624
Inventories	(48,377)	2,150
Other current assets	(15,907)	26,072
Other long-term assets	(7,897)	5,058
Accounts payable, other current liabilities, and taxes payable	42,550	(27,124)
Wages and benefits payable	(30,877)	14,110
Unearned revenue	32,151	(13,158)
Warranty	(5,031)	(5,969)
Other operating, net	(29,246)	(31,364)
Net cash provided by operating activities	37,530	141,147

Investing activities
Net proceeds related to the sale of business	55,933	3,142
Acquisitions of property, plant, and equipment	(14,886)	(27,781)
Business acquisitions, net of cash and cash equivalents acquired	23	—
Other investing, net	2,424	2,820
Net cash provided by (used in) investing activities	43,494	(21,819)

Financing activities
Proceeds from borrowings	—	460,000
Payments on debt	—	(946,094)
Issuance of common stock	2,631	4,351
Proceeds from common stock offering	—	389,419
Proceeds from sale of warrants	—	45,349
Purchases of convertible note hedge contracts	—	(84,139)
Repurchase of common stock	(16,972)	—
Prepaid debt fees	(697)	(12,021)
Other financing, net	(4,358)	6,327
Net cash used in financing activities	(19,396)	(136,808)

Effect of foreign exchange rate changes on cash and cash equivalents	(8,794)	(762)
Increase (decrease) in cash and cash equivalents	52,834	(18,242)
Cash and cash equivalents at beginning of period	162,579	206,933
Cash and cash equivalents at end of period	$215,413	$188,691

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as acquisition and integration related expenses, loss on sale of business, strategic initiative expenses, Russian currency translation write-off, goodwill impairment, or restructuring charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative, Russian currency translation write-off, goodwill impairment, and acquisition and integration. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative, Russian currency translation write-off, goodwill impairment, and acquisition and integration. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to acquisitions and restructuring projects. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income (loss) attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, debt extinguishment, restructuring, loss on sale of business, strategic initiative, Russian currency translation write-off, acquisition and integration, goodwill impairment, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transaction entered into in connection with the 0% Convertible Notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (loss) (a) minus interest income, (b) plus interest expense, depreciation and amortization, debt extinguishment, restructuring, loss on sale of business, strategic initiative, Russian currency translation write-off, goodwill impairment, acquisition and integration, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$113,174	$130,800	$401,211	$423,711
Amortization of intangible assets	(6,413)	(8,944)	(19,451)	(26,914)
Restructuring	1,272	(958)	11,097	830
Loss on sale of business	(767)	(2,171)	(3,182)	(28,274)
Strategic initiative	35	—	(675)	—
Russian currency translation write-off	(1,885)	—	(1,885)	—
Goodwill impairment	—	—	(38,480)	—
Acquisition and integration	(154)	(118)	(370)	368
Non-GAAP operating expenses	$105,262	$118,609	$348,265	$369,721

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$6,888	$4,163	$(19,820)	$28,171
Amortization of intangible assets	6,413	8,944	19,451	26,914
Restructuring	(1,272)	958	(11,097)	(830)
Loss on sale of business	767	2,171	3,182	28,274
Strategic initiative	(35)	—	675	—
Russian currency translation write-off	1,885	—	1,885	—
Goodwill impairment	—	—	38,480	—
Acquisition and integration	154	118	370	(368)
Non-GAAP operating income	$14,800	$16,354	$33,126	$82,161

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$4,117	$(1,869)	$(31,944)	$(22,389)
Amortization of intangible assets	6,413	8,944	19,451	26,914
Amortization of debt placement fees	846	1,905	2,478	17,252
Debt extinguishment	—	—	—	11,681
Restructuring	(1,272)	958	(11,097)	(830)
Loss on sale of business	767	2,171	3,182	28,274
Strategic initiative	(35)	—	675	—
Russian currency translation write-off	1,885	—	1,885	—
Acquisition and integration	154	118	370	(368)
Goodwill impairment	—	—	38,480	—
Income tax effect of non-GAAP adjustments	(2,362)	(2,775)	(4,663)	(16,491)
Non-GAAP net income attributable to Itron, Inc.	$10,513	$9,452	$18,817	$44,043

Non-GAAP diluted EPS	$0.23	$0.21	$0.42	$0.99

Non-GAAP weighted average common shares outstanding - Diluted	45,330	45,506	45,267	44,330

ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$4,117	$(1,869)	$(31,944)	$(22,389)
Interest income	(801)	(352)	(1,367)	(1,326)
Interest expense	1,679	2,628	4,931	27,107
Income tax provision	473	1,136	4,973	5,581
Debt extinguishment	—	—	—	11,681
Depreciation and amortization	17,361	21,333	50,612	64,252
Restructuring	(1,272)	958	(11,097)	(830)
Loss on sale of business	767	2,171	3,182	28,274
Strategic initiative	(35)	—	675	—
Russian currency translation write-off	1,885	—	1,885	—
Goodwill impairment	—	—	38,480	—
Acquisition and integration	154	118	370	(368)
Adjusted EBITDA	$24,328	$26,123	$60,700	$111,982

FREE CASH FLOW
Net cash provided by operating activities	$14,874	$18,467	$37,530	$141,147
Acquisitions of property, plant, and equipment	(4,223)	(7,305)	(14,886)	(27,781)
Free Cash Flow	$10,651	$11,162	$22,644	$113,366

Contacts

For additional information, contact:

Itron, Inc.
Kenneth P. Gianella
Vice President, Investor Relations
(669) 770-4643

David Means
Director, Investor Relations
(737) 242-8448